                              -----------------------------------------------------------------------------------------------------
                                                                          Quarter Ended
                              -----------------------------------------------------------------------------------------------------
                                   March 31, 1997            June 30, 1997           September 30, 1997        December 31, 1997
                              -----------------------   -----------------------   -----------------------   -----------------------
                                      Weighted   Per            Weighted   Per            Weighted   Per            Weighted   Per
                                      Average   Share           Average   Share           Average   Share           Average   Share
                              Income   Shares  Amount   Income   Shares  Amount   Income   Shares  Amount   Income   Shares  Amount
                              ------   ------  ------   ------   ------  ------   ------   ------  ------   ------   ------  ------
Basic Earnings per
   Common Share
Income available to
   common shareholders        $2,054    6,393  $ 0.32   $1,921    6,476  $ 0.30   $1,804    6,338  $ 0.28   $1,777    6,339  $ 0.28
                                               ======                    ======                    ======                    ======
Effect of Dilutive Shares
Options issued to
   management                   --         74             --         81             --         86             --         78
                              ------    -----           ------    -----           ------    -----           ------    -----
Diluted Earnings per
   Common Share               $2,054    6,467  $ 0.32   $1,921    6,557  $ 0.29   $1,804    6,423  $ 0.28   $1,777    6,417  $ 0.28
                              ======    =====  ======   ======    =====  ======   ======    =====  ======   ======    =====  ======

                              -----------------------------------------------------------------------------------------------------
                                                                          Quarter Ended
                              -----------------------   -----------------------   -----------------------   -----------------------
                                   March 31, 1996            June 30, 1996           September 30, 1996        December 31, 1996
                              -----------------------   -----------------------   -----------------------   -----------------------
                                      Weighted   Per            Weighted   Per            Weighted   Per            Weighted   Per
                                      Average   Share           Average   Share           Average   Share           Average   Share
                              Income   Shares  Amount   Income   Shares  Amount   Income   Shares  Amount   Income   Shares  Amount
                              ------   ------  ------   ------   ------  ------   ------   ------  ------   ------   ------  ------
Basic Earnings per
   Common Share
Income available to
   common shareholders        $1,612    6,377  $ 0.25   $1,478    6,389  $ 0.24   $1,288    6,389  $ 0.20   $2,041    6,389  $ 0.32
                                               ======                    ======                    ======                    ======
Effect of Dilutive Shares
Options issued to
   management                   --         48             --         42             --         44             --         59
                              ------    -----           ------    -----           ------    -----           ------    -----
Diluted Earnings per
   Common Share               $1,612    6,425  $ 0.25   $1,478    6,431  $ 0.23   $1,288    6,432  $ 0.20   $2,041    6,447  $ 0.32
                              ======    =====  ======   ======    =====  ======   ======    =====  ======   ======    =====  ======